Exhibit 99

                              FOR IMMEDIATE RELEASE
                              ---------------------

                      ALL AMERICAN ANNOUNCES FIRST QUARTER
                      ------------------------------------
                         RESULTS AND NEW CREDIT FACILITY
                         -------------------------------


Miami, FL - May 15, 2003 -- All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading distributor of electronic components, today announced its results for the first quarter of 2003.

Net sales for the quarter ended March 31, 2003 were $69.9 million, compared to $82.1 million for the same period of 2002. Income from operations was $684,000 for the first quarter of 2003, compared to $1.2 million for the first quarter of last year. Net income for the quarter ended March 31, 2003 was $61,000 or $.02 per share (diluted), compared to $119,000 or $.03 per share (diluted) for the first quarter of 2002.

On May 14, 2003, the Company entered into a new $65 million, three year secured revolving credit facility with a consortium of banks led by Harris Trust and Savings Bank, a subsidiary of the Bank of Montreal. The new bank group consists of four banks, three of which were participants in the Company's previous credit facility. The new facility replaced the previous $60 million credit facility and is similar in structure.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "Despite the sustained weakness in market conditions, we were able to record our fifth consecutive quarter of modest profitability. We continue to work diligently at controlling our expenses and managing our working capital, however it remains unclear when our industry will see signs of improved conditions. We remain confident that the electronics component market will rebound, although when and to what extent is still difficult to project. We believe that All American is well positioned and that our continued commitment to our core strategies will result in benefits to our shareholders in future periods."

Mr. Goldberg continued, "We are excited to have obtained this new expanded three year credit facility at a time when economic and industry conditions remain weak. We are proud of the vote of confidence given to us by our bank group in providing us this facility. With the increased amount of the new facility and our present borrowing level, this facility could provide over $30 million of additional working capital for future growth. The increased facility, combined with our continued confidence in our relationship with our bank group, will provide the flexibility needed when industry conditions improve."

All American is recognized as the nation's 4th largest distributor of semiconductors and the 10th largest electronic components distributor overall. The Company has offices in 36 strategic locations throughout North America.

To the extent that this press release discusses financial projections, future performance, expectations, beliefs or intentions about our bookings, sales, markets, operating results, growth, or otherwise makes statements about market conditions or our industry's or the Company's future or plans, including the Company's expectations regarding its new credit facility, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: the continuance of the broad-based industry downturn resulting in the decline in demand for electronic components and further excess customer inventory; continuing or worsening in the overall economic weakness; the borrowing base formula under the new credit facility not permitting the Company to borrow the maximum amount under the facility; the Company's failure to meet the financial covenants and ratio requirements under the new credit facility; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business and marketing strategies, including those outside North America; an increase in the allowance for doubtful accounts receivable and bad debts or further write-offs of accounts receivable as a result of the weakened and/or further weakening financial condition of certain of the Company's customers; further write-offs of inventory arising from customers returning additional inventory and further canceling orders or the devaluation of inventory as a result of adverse market conditions; a reduction in the Company's development of new customers, existing customer demand as well as the level of demand for products of its customers; deterioration in the relationships with existing suppliers, particularly one of our largest suppliers; price erosion in and price competition for products sold by the Company; difficulty in the management and control of expenses; the inability of the Company to generate revenue commensurate with the level of personnel and size of its infrastructure; price decreases on inventory that is not price protected; decreases in gross profit margins, including decreasing margins resulting from the Company being required to have aggressive pricing programs; an increasing number of low-margin, large volume transactions and increased availability of the supply for certain products; increased competition from third party logistics and fulfillment companies, e-brokers and other Internet providers through the use of the Internet as well as from its traditional competitors; insufficient funds from operations, from the Company's credit facility and from other sources (debt and/or equity) to support the Company's operations; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the inability of the Company to continue to enhance its service capabilities and the timing and cost thereof; the failure to achieve acceptance of or to grow in all or some of the new technologies that have been or are being supported by the Company; an increase in interest rates; the adverse impact of any product liability or warranty claims; the impact from changes in accounting rules; the adverse impact of terrorism on the economy; and the other risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                            (see accompanying table)

                        ALL AMERICAN SEMICONDUCTOR, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands
except per share amounts)


Quarters Ended March 31                    2003                2002
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Net Sales                         $      69,869       $      82,142
                                  =============       =============

Income from Operations            $         684       $       1,151
                                  =============       =============

Net Income                        $          61       $         119
                                  =============       =============
Earnings Per Share:
  Basic                                    $.02                $.03
                                           ====                ====
  Diluted                                  $.02                $.03
                                           ====                ====
Average Shares:
  Basic                               3,819,763           3,856,904
                                  =============       =============
  Diluted                             3,819,862           3,878,447
                                  =============       =============

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CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305) 621-8282 x1417